UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2025

Gulf Island Fabrication, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Buckthorne Place, Suite 420

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(713) 714-6100

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	GIFI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, Gulf Island Fabrication, Inc. (the “Company”) entered into a senior secured, super-priority debtors-in-possession credit agreement, dated March 6, 2025 (as amended, the “DIP Credit Agreement”), as lender, with ENGlobal Corporation (“ENGlobal”) as debtor-in-possession, and certain of ENGlobal’s subsidiaries as guarantors. Under the DIP Credit Agreement, the Company agreed to lend ENGlobal up to $2.5 million in the aggregate, including the roll-up of a prepetition secured bridge loan (as amended, the “DIP Loan”). The DIP Credit Agreement was provided in connection with ENGlobal’s filing for chapter 11 bankruptcy relief pending before the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), which commenced on March 5, 2025.

On May 27, 2025, the Bankruptcy Court approved an amendment to the DIP Credit Agreement to increase the maximum aggregate DIP Loan amount to $3.5 million, and at June 16, 2025, the maximum amount available under the DIP Credit Agreement had been loaned to ENGlobal.

Further, as previously disclosed, on April 15, 2025, the parties entered into an asset purchase agreement (as amended, the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the Company completed the acquisition of certain assets (including contracts) and assumed certain related liabilities of ENGlobal’s automation business effective May 12, 2025, and its engineering and government services businesses effective June 16, 2025 (collectively, the “Acquisition”). In connection with the Acquisition, the Company “credit bid” the full amount outstanding under the DIP Loan.

In addition, as previously disclosed, on April 10, 2025, the Company entered into a loan sale and assignment agreement with Alliance 2000, Ltd. (“Alliance”), a creditor of ENGlobal, pursuant to which the Company assumed Alliance’s senior secured loan of $2.4 million due from ENGlobal in exchange for a cash payment of $1.5 million to Alliance. Accordingly, at June 16, 2025, the total cash payments made by the Company in connection with the Acquisition totaled $5.0 million (exclusive of transaction costs), of which $1.2 million was paid during the first quarter 2025 and the remainder was paid during the second quarter 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
Dated:	June 17, 2025